Riviera Holdings Corporation
                         2901 Las Vegas Boulevard South
                               Las Vegas, NV 89109
                       Investor Relations: (800) 362-1460
                               TRADED: AMEX - RIV
                               www.theriviera.com

FOR FURTHER INFORMATION:

AT THE COMPANY:                             INVESTOR RELATIONS CONTACT:
William L. Westerman, CEO                   Betsy Truax, Skorpus Consulting
(702) 794-9237 Voice                                 (208) 241-3704 Voice
(702) 794-9277 Fax                                   (208) 232-5317 Fax
Email:  wwesterman@theriviera.com           Email:   BetsyT@cableone.net


FOR IMMEDIATE RELEASE:

            RIVIERA HOLDINGS CORPORATION SETS DATE FOR VOTE ON MERGER

         LAS VEGAS, NV (June 28, 2006) Riviera Holdings Corporation (AMEX:RIV) announced today that August 8, 2006 has been set as the date for Riviera's meeting of shareholders to vote to approve the Agreement and Plan of Merger with Riv Acquisition Holdings Inc., which provides for a cash payment of $17 per share to Riviera's shareholders. July 7, 2006 has been set as the date for determination of shareholders of record who are entitled to vote at the meeting. Only shareholders of record as of the close of business on that date will be entitled to vote on the merger and on the other proposals at the meeting.

         In addition to a favorable vote by holders of at least 60% of Riviera's outstanding shares, consummation of the merger requires approval by Nevada and Colorado gaming regulatory authorities. Riviera expects the merger to be consummated in the first half of 2007.

         William L. Westerman, Riviera's Chief Executive Officer said, "The Board of Directors strongly recommends a vote for the merger as being in the best interests of shareholders. The definitive proxy statement that we will file very shortly with the Securities and Exchange Commission will describe in detail the background of the merger agreement and reasons why the Board of Directors approved the merger agreement and agreed to recommend approval by our shareholders. I hope all of our shareholders will read the proxy statement very carefully and conclude that it is in their best interest to vote in favor of the merger, even though speculation has driven the trading price of our stock above the merger price."

         Mr. Westerman added, "Since the owners of Riv Acquisition Holdings Inc. announced in December 2005 the agreement for their purchase of my stock and their intention to negotiate for the acquisition of the remainder of Riviera's outstanding shares, Riviera has not received any other credible indications of interest. Speculation that one of the losers in the bidding war for Aztar Corporation would come knocking on our door has proven to be unfounded."


Forward -Looking Statements

         This news release contains forward-looking statements, which reflect our best judgment based on factors currently known to us, concerning the merger, the trading price of our stock and the absence of any other credible indications of interest in acquiring our company. Actual results and events may differ materially from what is expressed or implied in our forward-looking statements. We do not plan to update our forward-looking statements even though our situation or plans may change in the future, unless applicable law requires us to do so.

About Riviera Holdings Corporation

     Riviera Holdings Corporation owns and operates the Riviera Hotel and Casino on the Las Vegas Strip and the Riviera Black Hawk Casino in Black Hawk, Colorado. Riviera's stock is listed on the American Stock Exchange ("AMEX") under the symbol RIV.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

         This news release may be deemed solicitation material with respect to the proposed acquisition of Riviera Holdings Corporation ("Riviera") through a merger with Riv Acquisition Inc., which is a wholly-owned subsidiary of Riv Acquisition Holdings Inc. In connection with that proposed merger, Riviera will file definitive proxy materials with the Securities and Exchange Commission (the "SEC"). INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PROXY MATERIALS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Riviera and its officers and directors may be deemed participants in the solicitation of proxies in connection with the proposed transaction. Information regarding such individuals is included in Riviera's amended preliminary proxy statement relating to the merger and Riviera's proxy statement relating to its 2005 annual meeting of shareholders, both of which Riviera has previously filed with the SEC. Investors may obtain free copies of those proxy statements and other relevant documents when they become available, as well as other proxy statements and materials filed with the SEC concerning Riviera and such individuals, at the SEC's website at www.sec.gov. Free copies of Riviera's SEC filings are also available on Riviera's Internet website at www.theriviera.com.



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